Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:

Chris Oddleifson President and Chief Executive Officer (781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS SECOND QUARTER 2006 EARNINGS
     Rockland, Massachusetts (July 18, 2006). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended June 30, 2006 was $8.3 million, an increase of 3.1% from the $8.0 million reported in the same period last year. On a per diluted share basis, net income for the quarter was $0.55, an increase of $0.03, or 5.8%, when compared to $0.52 for the quarter ended June 30, 2005. For the six months ended June 30, 2006, net income was $16.2 million and diluted earnings per share were $1.06, an increase of $239,000 or $0.03 diluted earnings per share as compared to net income of $16.0 million and diluted earnings per share of $1.03 for the six months ended June 30, 2005.
     Certain non-core items, such as the after-tax impact of gains and losses on the sale of securities and the receipt of Bank Owned Life Insurance (“BOLI”) proceeds, effected the computation of earnings in accordance with generally accepted accounting principles (“GAAP”) in both 2006 and 2005 as indicated by the following chart:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,290	$8,041	$16,194	$15,955
Add — Net Loss on Sale of Securities, net of tax	—	—	1,150	—
Less — Net Gain on Sale of Securities, net of tax	—	(177)	—	(400)
Less — BOLI Benefit Proceeds	—	—	(1,316)	—

NET OPERATING EARNINGS (NON-GAAP)	$8,290	$7,864	$16,028	$15,555

Diluted Operating Earnings Per Share	$0.55	$0.51	$1.05	$1.00

          Excluding these non-core items, net operating earnings for the quarter and six months ended June 30, 2006 were $8.3 million and $16.0 million, respectively, an increase of 5.4% and 3.0% from the same periods in 2005. On a per diluted share basis, excluding non-core items, operating earnings per share for the quarter and six months ending June 30, 2006 were $0.55 and $1.05, respectively, an increase of $0.04, or 7.8%, and $0.05, or 5.0%, respectively from the comparable periods last year.
          Comparing the three months ending June 30, 2006 to the same period last year, net interest income decreased $535,000 or (2.0%) due to a smaller balance sheet, while net interest income for the six months ended June 30, 2006 decreased $96,000, or (0.2%) from the six months ended June 30, 2005. The net interest margin for both the three and six months ended June 30, 2006 was 3.89%, respectively, as compared to 3.84% for both the three and six months ended June 30, 2005.
          The net interest margin in the second quarter of 2006 was negatively impacted by the Federal Home Loan Bank of Boston’s (“FHLBB”) decision to change the timing of its dividend declarations and payments on its stock, resulting in no dividend being declared in the second quarter. The change resulted in the Company not recognizing an anticipated FHLBB dividend of approximately $330,000 during the second quarter of 2006, negatively impacting net interest income and pre-tax earnings by this amount. The FHLBB anticipates that a dividend will be paid and grossed up during the third quarter of 2006 effectively amounting to the paying of an amount equivalent to two quarterly dividends.
          As a result of continued strong asset quality and slowing loan growth, the provision for loan losses decreased by $755,000, or (68.3%), for the quarter ended June 30, 2006 as compared to the same period in 2005. Provision for loan losses for the six months ending June 30, 2006 was $1.1 million, a decrease of $935,000 compared to the same period in 2005, which covered net charge-offs by 1.2 times. The Company’s allowance for loan losses was maintained at 1.31%, the same as the prior quarter.
          Non-interest income increased by $482,000, or 7.2%, and by $283,000, or 2.1%, during the three and six months ended June 30, 2006, respectively, as compared to the same periods in the prior year. Excluding losses and gains on the sale of securities and BOLI benefit proceeds, non-interest income grew by $1.4 million, or 10.6%, for the six months ended June 30, 2006, as compared to the same period in the prior year.
➢	Service charges on deposit accounts increased by $387,000, or 12.2%, and by $834,000, or 13.6%, for the three and six months ended June 30, 2006, as compared to the same periods in 2005, primarily reflecting increased overdraft fees and debit card interchange revenue.

➢	Investment management revenue increased by $291,000, or 20.6%, and $408,000, or 15.4%, for the three and six months ended June 30, 2006, compared to the same periods in 2005 due to growth in managed assets. Assets under administration at June 30, 2006 were $715.8 million, an increase of $112.8 million, or 18.7%, as compared to June 30, 2005.

➢	Mortgage banking income increased by $67,000, or 11.5%, and decreased by $44,000, or (2.9%), for the three and six months ended June 30, 2006, as compared to the same periods in 2005. The increase in the three month period ending June 30, 2006 is due to decreased prepayment speeds resulting in less amortization of the mortgage servicing asset. The decrease in the six month period is attributable to lower mortgage sales in 2006 as compared to 2005. The balance of the mortgage servicing asset is $2.7 million and loans serviced amounted to $314.8 million as of June 30, 2006.

➢	There were no gains or losses on the sale of securities in the second quarter of 2006. There were, however, gains of $273,000 recorded in the second quarter of 2005. Net losses were recorded in the six months ended June 30, 2006 on the sale of securities of $1.8 million, and a gain of $616,000 was recorded in the six months ended June 30, 2005.

➢	Other non-interest income decreased by $22,000, or (2.7%), and increased by $117,000, or 7.6%, for the three and six months ended June 30, 2006, as compared to the same periods in 2005. The year to date increase is primarily a result of improved checkbook revenue.
          Non-interest expense increased by $279,000, or 1.4%, and by $929,000, or 2.3%, for the three and six months ended June 30, 2006, as compared to the same periods in 2005.
➢	Salaries and employee benefits decreased by $90,000, or (0.7%), and by $16,000, or (0.1%), for the three and six months ended June 30, 2006, as compared to the same periods in 2005. The decreases are largely attributable to reductions in staffing levels year over year of approximately 30 full time employees, partially offset by increases in pension expense.

➢	Occupancy and equipment related expense decreased by $71,000, or (2.7%), and increased by $47,000, or 0.9%, for the quarter and year to date ending June 30, 2006, as compared to the same periods in 2005. The quarterly decrease in this expense is driven by decreased rent on leased property. The year to date increase is driven by the timing of equipment maintenance and repairs offset by a decrease in snow removal expense and decreased rent on leased property.

➢	Data processing and facilities management expense has increased $45,000, or 4.5%, and by $143,000, or 7.3%, for the three and six months ended June 30, 2006, compared to the same periods in 2005, largely as a result of contractual increases.

➢	Other non-interest expenses increased by $395,000, or 8.6%, and by $755,000, or 8.3%, for the three and six months ended June 30, 2006, as compared to the same periods in the prior year. The increases are primarily attributable to increases in debit card and ATM processing expense attributable to increased transaction volume and new fraud detection services, as well as increased examination and audit fees, which are partially offset by lower advertising costs.
          Total assets decreased by $119.8 million, or (3.9%), from December 31, 2005 to $2.9 billion at June 30, 2006. This decrease is due, in part, to fluctuations in cash levels as well as the impact of a flat treasury yield curve environment. As a result of this environment, management continues to decrease the Company’s securities portfolio while focusing on the commercial and home equity lending categories.
➢	Fed funds sold and short-term investments decreased by $48.6 million, or (76.4%), during the six months ending June 30, 2006.

➢	Securities decreased by $89.0 million, or (12.4%), during the six months ending June 30, 2006. This resulted mainly from the sale of $31.4 million in lower coupon securities in the first quarter of 2006 and the decision not to reinvest $43.6 million of normal amortization on the portfolio year to date in the current rate environment. The ratio of securities to total assets as of June 30, 2006 was 21.5%, as compared to 23.6% at December 31, 2005 and 25.2% at June 30, 2005.

➢	Total loans increased by $6.4 million, or 0.3%, during the six months ended June 30, 2006. Total commercial loans increased by $24.1 million, or 2.5%, as a result of a $26.0 million, or 3.8%, increase in commercial real estate loans. Consumer loans decreased $8.2 million, or (1.4%), with a decrease in the auto loan portfolio of $29.2 million, or (11.1%), offset by a $21.9 million, or 8.7%, increase in home equity lending. Business banking loans totaled $56.3 million, an increase of $4.9 million, representing growth of 9.6%, and residential loans decreased $14.5 million, or (3.3%), during the six months ended 2006.
          Total deposits of $2.2 billion at June 30, 2006 decreased $28.1 million, or (1.3%), compared to December 31, 2005, due to the competitive pricing environment. For the quarter ending June 30, 2006 deposits increased $57.7 million, or 2.7%. Borrowings decreased by $78.7 million, or (13.4%), during the six months ending June 30, 2006.
          Stockholders’ equity at June 30, 2006 totaled $216.2 million, as compared to $228.2 million at December 31, 2005. The Tier 1 leverage capital ratio at June 30, 2006 was 7.67%, maintaining the Company’s well-capitalized position.
          As previously announced on January 19, 2006 the Company’s Board of Directors approved a common stock repurchase program. Under the program, the Company is authorized to repurchase up to 800,000 shares of the Company’s outstanding common stock. As of June 30, 2006 the Company had repurchased 711,836 shares of common stock at a weighted average share price of $30.94.
          Nonperforming assets totaled $4.9 million at June 30, 2006 (0.17% of total assets), as compared to $3.3 million (0.11% of total assets) reported at December 31, 2005. The allowance for loan losses increased to $26.8 million at June 30, 2006 compared to $26.6 million at December 31, 2005. The Company’s allowance for loan losses covers non-performing loans 5.4 times at June 30, 2006 and 8.0 times at December 31, 2005.
          On June 1, 2006, Rockland Trust Community Development Corporation II, a subsidiary of the Bank, was awarded $45 million of tax credit allocation authority under the federal New Markets Tax Credit Program. The award significantly enhances Rockland Trust’s ability to make loans and provide financial assistance to qualified businesses and individuals in low-income communities throughout southeastern Massachusetts, Cape Cod, and Rhode Island. The award enables Independent Bank Corp. to acquire federal tax credits for capital contributions made to the community development subsidiary, for a period of at least seven years, up to the full amount of the award. Independent Bank Corp.’s overall tax credit will be equal to 39% of its total investment in the community development subsidiary, credited at a rate of 5% in each of the first 3 years and 6% in each of the final 4 years. Management has not yet determined when Rockland Trust will begin to make capital contributions to its community development subsidiary and consequently when the tax credits will be recognized.
          Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated, “I am pleased with our second quarter results. The 5.8% quarterly growth in diluted earnings per share is a testament to our continued focus on disciplined asset generation, rational deposit pricing and sound capital management. Our recently announced $45 million New Markets Tax Credit award will help Rockland Trust continue to strengthen the communities it serves and help increase lending opportunities in markets such as New Bedford, Massachusetts and Rhode Island.”
          Christopher Oddleifson, Denis K. Sheahan, Chief Financial Officer, and Ferdinand T. Kelley, Executive Vice President of Commercial Banking and Investment Management of Independent Bank Corp., will host a conference call to discuss second quarter earnings at 9:00 a.m. Eastern Time on Wednesday, July 19, 2006. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available by calling 1-877-660-6853, Account Number: 286, Conference ID: 206897. The webcast replay will be available until July 24, 2006 and the telephone replay will be available until October 19, 2006.
          Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
          This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

          This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities gains. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED BALANCE SHEETS

						June 30, 2006 vs.
	June 30,	December 31,	$	%	March 31,	March 31, 2006%
	2006	2005	Variance	Change	2006	Variance	Change

Assets
Cash and Due From Banks	$75,337	$66,289	9,048	13.65%	$59,011	16,326	27.67%
Fed Funds Sold and Short Term Investments	15,045	63,662	(48,617)	-76.37%	12,000	3,045	25.38%
Securities
Trading Assets	1,533	1,557	(24)	-1.54%	1,598	(65)	-4.07%
Securities Available for Sale	503,417	581,516	(78,099)	-13.43%	523,315	(19,898)	-3.80%
Securities Held to Maturity	99,998	104,268	(4,270)	-4.10%	103,818	(3,820)	-3.68%
Federal Home Loan Bank Stock	22,634	29,287	(6,653)	-22.72%	29,287	(6,653)	-22.72%

Total Securities	627,582	716,628	(89,046)	-12.43%	658,018	(30,436)	-4.63%

Loans
Commercial and Industrial	165,976	155,081	10,895	7.03%	163,024	2,952	1.81%
Commercial Real Estate	709,230	683,240	25,990	3.80%	681,025	28,205	4.14%
Commercial Construction	127,891	140,643	(12,752)	-9.07%	139,557	(11,666)	-8.36%
Business Banking	56,288	51,373	4,915	9.57%	54,188	2,100	3.88%
Residential Real Estate	410,468	428,343	(17,875)	-4.17%	419,732	(9,264)	-2.21%
Residential Construction	8,038	8,316	(278)	-3.34%	7,460	578	7.75%
Residential Loans Held for Sale	8,690	5,021	3,669	73.07%	8,831	(141)	-1.60%
Consumer — Home Equity	273,752	251,852	21,900	8.70%	262,931	10,821	4.12%
Consumer — Auto	233,955	263,179	(29,224)	-11.10%	251,025	(17,070)	-6.80%
Consumer — Other	52,913	53,760	(847)	-1.58%	52,819	94	0.18%

Total Loans	2,047,201	2,040,808	6,393	0.31%	2,040,592	6,609	0.32%
Less — Allowance for Loan Losses	(26,811)	(26,639)	(172)	0.65%	(26,746)	(65)	0.24%

Net Loans	2,020,390	2,014,169	6,221	0.31%	2,013,846	6,544	0.32%

Bank Premises and Equipment	37,157	37,431	(274)	-0.73%	36,955	202	0.55%
Goodwill and Core Deposit Intangible	56,697	56,858	(161)	-0.28%	56,778	(81)	-0.14%
Other Assets	89,719	86,648	3,071	3.54%	87,375	2,344	2.68%

Total Assets	$2,921,927	$3,041,685	(119,758)	-3.94%	$2,923,983	(2,056)	-0.07%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$516,644	$511,920	4,724	0.92%	$485,283	31,361	6.46%
Savings and Interest Checking Accounts	565,201	613,840	(48,639)	-7.92%	576,126	(10,925)	-1.90%
Money Market	526,429	550,677	(24,248)	-4.40%	532,007	(5,578)	-1.05%
Time Certificates of Deposit	569,087	529,057	40,030	7.57%	526,247	42,840	8.14%

Total Deposits	2,177,361	2,205,494	(28,133)	-1.28%	2,119,663	57,698	2.72%

Borrowings
Federal Home Loan Bank Borrowings	340,419	417,477	(77,058)	-18.46%	392,448	(52,029)	-13.26%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	114,767	113,335	1,432	1.26%	112,484	2,283	2.03%
Junior Subordinated Debentures	51,546	51,546	—	0.00%	51,546	—	0.00%
Treasury Tax and Loan Notes	2,344	5,452	(3,108)	-57.01%	225	2,119	941.78%

Total Borrowings	509,076	587,810	(78,734)	-13.39%	556,703	(47,627)	-8.56%

Total Deposits and Borrowings	2,686,437	2,793,304	(106,867)	-3.83%	2,676,366	10,071	0.38%
Other Liabilities	19,255	20,229	(974)	-4.81%	20,610	(1,355)	-6.57%
Stockholders’ Equity	216,235	228,152	(11,917)	-5.22%	227,007	(10,772)	-4.75%

Total Liabilities and Stockholders’ Equity	$2,921,927	$3,041,685	(119,758)	-3.94%	$2,923,983	(2,056)	-0.07%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Six Months Ended
	June 30,			Percent	June 30,			Percent
	2006	2005	Variance	Change	2006	2005	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$52	$36	16	44.44%	$152	$66	86	130.30%
Interest and Dividends on Securities	7,073	8,821	(1,748)	-19.82%	14,971	17,638	(2,667)	-15.12%
Interest on Loans	34,082	29,769	4,313	14.49%	66,786	57,897	8,889	15.35%

Total Interest Income	41,207	38,626	2,581	6.68%	81,909	75,601	6,308	8.34%

INTEREST EXPENSE
Interest on Deposits	9,404	6,080	3,324	54.67%	17,864	11,333	6,531	57.63%
Interest on Borrowed Funds	5,994	6,202	(208)	-3.35%	11,929	12,056	(127)	-1.05%

Total Interest Expense	15,398	12,282	3,116	25.37%	29,793	23,389	6,404	27.38%

Net Interest Income	25,809	26,344	(535)	-2.03%	52,116	52,212	(96)	-0.18%
Less - Provision for Loan Losses	350	1,105	(755)	-68.33%	1,100	2,035	(935)	-45.95%

Net Interest Income after Provision for Loan Losses	25,459	25,239	220	0.87%	51,016	50,177	839	1.67%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,565	3,178	387	12.18%	6,983	6,149	834	13.56%
Investment Management Services Income	1,704	1,413	291	20.59%	3,059	2,651	408	15.39%
Mortgage Banking Income	650	583	67	11.49%	1,468	1,512	(44)	-2.91%
BOLI Income	506	474	32	6.75%	2,250	897	1,353	150.84%
Net Loss/Gain on Sale of Securities	—	273	(273)	-100.00%	(1,769)	616	(2,385)	-387.18%
Other Non-Interest Income	797	819	(22)	-2.69%	1,651	1,534	117	7.63%

Total Non-Interest Income	7,222	6,740	482	7.15%	13,642	13,359	283	2.12%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	12,072	12,162	(90)	-0.74%	23,937	23,953	(16)	-0.07%
Occupancy and Equipment Expenses	2,526	2,597	(71)	-2.73%	5,239	5,192	47	0.91%
Data Processing and Facilities Management	1,036	991	45	4.54%	2,096	1,953	143	7.32%
Other Non-Interest Expense	5,012	4,617	395	8.56%	9,846	9,091	755	8.30%

Total Non-Interest Expense	20,646	20,367	279	1.37%	41,118	40,189	929	2.31%

INCOME BEFORE INCOME TAXES	12,035	11,612	423	3.64%	23,540	23,347	193	0.83%

PROVISION FOR INCOME TAXES	3,745	3,571	174	4.87%	7,346	7,392	(46)	-0.62%

NET INCOME	$8,290	$8,041	249	3.10%	$16,194	$15,955	239	1.50%

BASIC EARNINGS PER SHARE	$0.55	$0.52		5.77%	$1.07	$1.04		2.88%
DILUTED EARNINGS PER SHARE	$0.55	$0.52		5.77%	$1.06	$1.03		2.91%
BASIC AVERAGE SHARES	14,999,127	15,372,253		-2.43%	15,159,252	15,359,374		-1.30%
DILUTED AVERAGE SHARES	15,161,874	15,504,976		-2.21%	15,318,724	15,508,024		-1.22%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.89%	3.84%		1.30%	3.89%	3.84%		1.30%
Return on Average Assets	1.14%	1.07%		6.54%	1.10%	1.07%		2.80%
Return on Average Equity	14.90%	14.85%		0.34%	14.31%	14.86%		-3.70%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$8,290	$8,041	249	3.10%	$16,194	$15,955	239	1.50%
Add — Net Loss on Sale of Securities, net of tax	—	—	—	0.00%	1,150	—	1,150	100.00%
Less — Net Gain on Sale of Securities, net of tax	—	(177)	177	100.00%	—	(400)	400	100.00%
Less — BOLI Benefit Proceeds	—	—	—	0.00%	(1,316)	—	(1,316)	-100.00%

NET OPERATING EARNINGS	$8,290	$7,864	426	5.42%	$16,028	$15,555	473	3.04%

Diluted Earnings Per Share (GAAP)	$0.55	$0.52		5.77%	$1.06	$1.03		2.91%
Add — Effects of Net Loss on Sale of Securities, net of tax	—	—			0.08	—
Less — Effects of Net Gain on Sale of Securities, net of tax	—	(0.01)			—	(0.03)
Less — Effects of BOLI Benefit Proceeds	—	—			(0.09)	—

Diluted Earnings Per Share, on an Operating Basis	$0.55	$0.51		7.84%	$1.05	$1.00		5.00%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended June 30,
		2006			2005
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$15,045	$4,005	$52	5.19%	$5,028	$36	2.86%
Securities:
Trading Assets	1,533	1,597	6	1.50%	1,527	5	1.31%
Taxable Investment Securities	569,129	582,922	6,405	4.40%	741,518	8,142	4.39%
Non-taxable Investment Securities (1)	56,920	58,036	1,018	7.02%	62,444	1,037	6.64%

Total Securities:	627,582	642,555	7,429	4.62%	805,489	9,184	4.56%
Loans (1)	2,047,201	2,051,032	34,177	6.67%	1,983,148	29,855	6.02%

Total Interest-Earning Assets	$2,689,828	$2,697,592	$41,658	6.18%	$2,793,665	$39,075	5.59%

Cash and Due from Banks	75,337	58,671			65,267
Other Assets	156,762	152,569			144,838

Total Assets	$2,921,927	$2,908,832			$3,003,770

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$565,201	$560,402	$999	0.71%	$597,232	$662	0.44%
Money Market	526,429	520,827	3,505	2.69%	533,563	2,334	1.75%
Time Deposits	569,087	549,066	4,900	3.57%	502,743	3,084	2.45%

Total interest-bearing deposits:	1,660,717	1,630,295	9,404	2.31%	1,633,538	6,080	1.49%
Borrowings:
Federal Home Loan Bank Borrowings	$340,419	$383,200	$4,165	4.35%	$502,255	$4,804	3.83%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	114,767	107,927	699	2.59%	69,992	270	1.54%
Junior Subordinated Debentures	51,546	51,546	1,117	8.67%	51,546	1,118	8.68%
Treasury Tax and Loan Notes	2,344	1,216	13	4.28%	1,681	10	2.38%

Total Borrowings:	509,076	543,889	5,994	4.41%	625,474	6,202	3.97%

Total Interest-Bearing Liabilities	$2,169,793	$2,174,184	$15,398	2.83%	$2,259,012	$12,282	2.17%

Demand Deposits	516,644	492,945			510,879

Other Liabilities	19,255	19,131			17,230

Total Liabilities	$2,705,692	$2,686,260			$2,787,121
Stockholders’ Equity	216,235	222,572			216,649

Total Liabilities and Stockholders’ Equity	$2,921,927	$2,908,832			$3,003,770

Net Interest Income			$26,260			$26,793

Interest Rate Spread (2)				3.35%			3.42%

Net Interest Margin (2)				3.89%			3.84%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,177,361	$2,123,240	$9,404		$2,144,417	$6,080
Cost of Total Deposits				1.77%			1.13%
Total Funding Liabilities, including Demand Deposits	$2,686,437	$2,667,129	$15,398		$2,769,891	$12,282
Cost of Total Funding Liabilities				2.31%			1.77%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $451 for the three months ended June 30, 2006 and $449 for the three months ended June 30, 2005.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Six Months Ended June 30,
		2006			2005
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$15,045	$6,914	$152	4.40%	$4,957	$66	2.66%
Securities:
Trading Assets	1,533	1,576	19	2.41%	1,549	16	2.07%
Taxable Investment Securities	569,129	611,327	13,620	4.46%	740,721	16,283	4.40%
Non-taxable Investment Securities (1)	56,920	59,777	2,049	6.86%	62,549	2,059	6.58%

Total Securities:	627,582	672,680	15,688	4.66%	804,819	18,358	4.56%
Loans (1)	2,047,201	2,047,030	66,975	6.54%	1,958,097	58,070	5.93%

Total Interest-Earning Assets	$2,689,828	$2,726,624	$82,815	6.07%	$2,767,873	$76,494	5.53%

Cash and Due from Banks	75,337	59,840			63,450
Other Assets	156,762	151,456			142,710

Total Assets	$2,921,927	$2,937,920			$2,974,033

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$565,201	$567,135	$1,908	0.67%	$597,979	$1,320	0.44%
Money Market	526,429	533,091	6,852	2.57%	516,610	4,164	1.61%
Time Deposits	569,087	543,292	9,104	3.35%	500,050	5,849	2.34%

Total interest-bearing deposits:	1,660,717	1,643,518	17,864	2.17%	1,614,639	11,333	1.40%
Borrowings:
Federal Home Loan Bank Borrowings	$340,419	$399,551	$8,331	4.17%	$505,597	$9,342	3.70%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	114,767	107,589	1,335	2.48%	67,372	464	1.38%
Junior Subordinated Debentures	51,546	51,546	2,235	8.67%	51,546	2,235	8.67%
Treasury Tax and Loan Notes	2,344	1,329	28	4.21%	1,848	15	1.62%

Total Borrowings:	509,076	560,015	11,929	4.26%	626,363	12,056	3.85%

Total Interest-Bearing Liabilities	$2,169,793	$2,203,533	$29,793	2.70%	$2,241,002	$23,389	2.09%

Demand Deposits	516,644	489,490			501,041

Other Liabilities	19,255	18,544			17,217

Total Liabilities	$2,705,692	$2,711,567			$2,759,260
Stockholders’ Equity	216,235	226,353			214,773

Total Liabilities and Stockholders’ Equity	$2,921,927	$2,937,920			$2,974,033

Net Interest Income			$53,022			$53,105

Interest Rate Spread (2)				3.37%			3.44%

Net Interest Margin (2)				3.89%			3.84%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,177,361	$2,133,008	$17,864		$2,115,680	$11,333
Cost of Total Deposits				1.68%			1.07%
Total Funding Liabilities, including Demand Deposits	$2,686,437	$2,693,023	$29,793		$2,742,043	$23,389
Cost of Total Funding Liabilities				2.21%			1.71%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $906 for the six months ended June 30, 2006 and $893 for the six months ended June 30, 2005.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	June 30,	December 31,
	2006	2005
	(Dollars in Thousands, Except Per Share Data)
Asset Quality

Nonperforming Loans	$4,927	$3,339
Nonperforming Assets	$4,927	$3,339
Net charge-offs (year to date)	$927	$2,733
Net charge-offs to average loans (annualized)	0.09%	0.14%
Loans 90 days past due & still accruing	$383	$227
Nonperforming Loans/Gross Loans	0.24%	0.16%
Allowance for Loan Losses/Nonperforming Loans	544.16%	797.81%
Loans/Total Deposits	94.02%	92.53%
Allowance for Loan Losses/Total Loans	1.31%	1.31%

Financial Ratios
Book Value per Share	$14.65	$14.81
Tangible Capital/Tangible Asset	5.57%	5.74%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.07%	6.23%
Tangible Book Value per Share	$10.81	$11.12
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$11.80	$12.06

Capital Adequacy
Tier one leverage capital ratio (1)	7.67%	7.71%

(1)	Estimated number for June 30, 2006
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.